CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-90929), (No. 33-41295), (No. 33-54027), (No.
333-14067),  (No. 333-08725),  (No. 333-08727), (No. 33-58981), (No. 333-14069),
(No. 333-14071),  (No. 333-22109) and (No. 333-08723) of Kaneb Services, Inc. of
our report dated February 19, 1998 appearing on page F-1 of this Form 10-K.

PRICE WATERHOUSE LLP

Dallas, Texas
March 23, 1998